EXHIBIT 10.3

CERTIFICATE OF GRANT
Restricted Stock Unit Award
(Time Based)
This certifies that the Participant:
[Name]
has been granted the restricted stock units described in this Certificate of Grant to receive shares of Common Stock in accordance with the Vesting Schedule indicated below:
VESTING SCHEDULE

Time Based Restricted Stock Units	Vesting Date
[•]	[•]
[•]	[•]
[•]	[•]
[•]	[•]

Number of RSUs: [•]	Participant Account Number: [•]
Date of Grant: [•]	Grant Number: [•]

This Restricted Stock Unit Award is subject to the terms and conditions of the attached Restricted Stock Unit Agreement (the “Agreement”).

ARAMARK HOLDINGS CORPORATION
FOURTH AMENDED AND RESTATED
2007 MANAGEMENT STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT
(TIME VESTING)

1.
Grant of RSUs. The Company hereby grants the number of Restricted Stock Units (“RSUs”) set forth on the Certificate of Grant of the Restricted Stock Units attached to this Agreement and made a part hereof (the “Certificate of Grant”) to the Participant, on the terms and conditions hereinafter set forth. This grant is made pursuant to the terms of the ARAMARK Holdings Corporation Fourth Amended and Restated 2007 Management Stock Incentive Plan (the “Plan”), which Plan, as amended from time to time, is incorporated herein by reference and made a part of this Agreement. Each RSU represents the unfunded, unsecured right of the Participant to receive a share of Common Stock, (as specified below) of the Company (each a “Share”), on the dates specified herein. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

2.	Payment of Shares.

(a)
The Company shall, subject to the remainder of this Agreement, transfer to the Participant a number of Shares of the Company equal to the number of RSUs granted to the Participant under this Agreement at such time as the Participant becomes vested in the right to such transfer (x) as set forth on the Certificate of Grant under “Vesting Date”, so long as the Participant remains employed with the Company or any of its Subsidiaries through such Vesting Date, or (y) as otherwise provided in Section 2(b) or (c) below (in whole Shares only with the Participant receiving a cash payment equal to the Fair Market Value of any fractional Share on or about the transfer date). In compliance with Section 409A of the Code, in no event shall any transfer occur later than March 15 of the calendar year following the calendar year in which the applicable vesting event occurs under this Agreement.

(b)	Notwithstanding Section 2(a) of this Agreement,

(i)
upon a Termination of Relationship as a result of the Participant’s death, Disability, or Retirement (each, a “Special Termination”), the installment of RSUs scheduled to vest on the next Vesting Date immediately following such Special Termination shall immediately become vested RSUs, and the remaining RSUs which are not then vested shall be forfeited; and

(ii)	upon a Termination of Relationship for any reason other than as set forth in clause (i) above, all outstanding RSUs shall be forfeited and immediately cancelled.

(c)
In the event of a Change of Control, the number of Shares equal to all outstanding RSUs hereunder shall be distributed to the Participant prior to the Change of Control; provided that the Committee may determine that, in lieu of Shares and/or fractional Shares, the Participant shall receive a cash payment equal to the Fair Market Value of such Shares (or fractional Shares, as the case may be) on such date.

(d)
Upon each transfer of Shares in accordance with Sections 2(a), 2(b) or 2(c) of this Agreement, as applicable, RSUs with respect to which Shares have been transferred hereunder shall be extinguished on the relevant transfer dates.

3.
Dividends. If on any date while RSUs are outstanding hereunder the Company shall pay any dividend on the Shares (other than a dividend payable in Shares), the number of RSUs granted to the Participant shall, as of such dividend payment date, be increased by a number of RSUs equal to: (a) the product of (x) the number of RSUs held by the Participant as of the related dividend record date, multiplied by (y) the per Share amount of any cash dividend (or, in the case of any dividend payable in whole or in part other than in cash, the per Share value of such dividend, as determined in good faith by the Committee), divided by (b) the Fair Market Value of a Share on the payment date of such dividend. In the case of any dividend declared on Shares that is payable in the form of Shares, the number of RSUs granted to the Participant shall be increased by a number equal to the product of (I) the aggregate number of RSUs that have been held by the Participant through the related dividend record date, multiplied by (II) the number of Shares (including any fraction thereof) payable as a dividend on a Share. Shares shall be transferred with respect to all additional RSUs granted pursuant to this Section 3 at the same time as Shares are transferred with respect to the RSUs to which such additional RSUs were attributable.

4.
Adjustments Upon Certain Events. In the event of any event described in Article VII of the Plan occurring after the Date of Grant, the adjustment provisions (including cash payments) as provided for under Article VII of the Plan shall apply. The Company shall, concurrently with the closing of a Public Offering, register all Shares subject to RSUs by filing a Form S-8 with the U.S. Securities Exchange Commission.

5.
Restriction on Transfer/Stockholders Agreement. The RSUs may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by the Participant, except (i) if permitted by the Board or the Committee, (ii) by will or the laws of descent and distribution or (iii) pursuant to beneficiary designation procedures approved by the Company, in each case in compliance with applicable laws. The RSUs shall not be subject to execution, attachment or similar process. Shares of Common Stock acquired pursuant to the vesting of RSUs hereunder will be subject to the Stockholders Agreement. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the RSUs contrary to the provisions of this Agreement or the Stockholders Agreement shall be null and void and without effect.

6.	Data Protection. The Participant consents to the processing (including international transfer) of personal data as set out in Exhibit A attached hereto for the purposes specified therein and to any additional or different processes required by applicable law, rule or regulation.

7.
Participant’s Employment. Nothing in this Agreement or in the RSU shall confer upon the Participant any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company and its Subsidiaries, in their sole discretion, to terminate the Participant’s employment or to increase or decrease the Participant’s compensation at any time.

8.
No Acquired Rights. In participating in the Plan, the Participant acknowledges and accepts that the Committee or the Board has the power to amend or terminate the Plan at any time and that the opportunity given to the Participant to participate in the Plan is entirely at the discretion of the Committee or the Board and does not obligate the Company or any of its Affiliates to offer such participation in the future (whether on the same or different terms). The Participant further acknowledges and accepts that such Participant’s participation in the Plan is outside the terms of the Participant’s regular contract of employment and is therefore not to be considered part of any normal or expected compensation and that the termination of the Participant’s employment under any circumstances whatsoever will give the Participant no claim or right of action against the Company or its Affiliates in respect of any loss of rights under this Agreement or the Plan that may arise as a result of such termination of employment.

9.	No Rights of a Stockholder. The Participant shall not have any rights as a stockholder of the Company until the Shares in question have been registered in the Company’s register of stockholders.

10.
Securities Law Representations. The Participant acknowledges that, unless and until the RSUs and the Shares are registered under the Securities Act on a Form S-8, the RSUs and the Shares are not being registered under the Securities Act, based, in part, on either (i) reliance upon an exemption from registration under Securities and Exchange Commission Rule 701 promulgated under the Securities Act or (ii) the fact that the Participant is an “accredited investor”(as defined under the Securities Act and the rules and regulations promulgated there under), and, in each of (i) and (ii) above, a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time. The Participant, by executing this Agreement, hereby agrees that the Participant shall make such representations as may be required to be made by the Participant upon any acquisition of Shares hereunder as set forth in the Stockholders Agreement, as such representations, if any, shall be required to be made at such time. The Participant further represents the following, as of the date hereof:

•
The Participant represents and warrants that (i) such party has full legal power, authority and right to execute and deliver, and to perform its obligations under, this Agreement, and (ii) this Agreement has been duly and validly executed and delivered by such party and constitutes a valid and binding agreement of such party enforceable against such party in accordance with its terms.

•	The Participant’s knowledge and experience in financial and business matters are such that the Participant is capable of evaluating the merits and risks of the investment in the Shares.

•
The Participant has had an opportunity to examine all documents and ask questions and receive answers from the Company and Company representatives regarding the Company and the terms and conditions of the RSUs and the restrictions imposed on any Shares delivered upon vesting of the RSUs.

•
The Participant acknowledges that he or she can afford to suffer a complete loss of his or her investment in the RSUs or the underlying Shares, that any value it may have depends on its vesting and that investment in common shares of a closely held corporation such as the Company is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

•	The Participant has read and understands the restrictions and limitations set forth in the Stockholders Agreement, the Plan and this Agreement.

•
The Participant has not relied upon any oral representation made to the Participant relating to the RSUs or upon information presented in any meeting or material relating to the RSUs or the underlying Shares delivered upon vesting of the RSUs.

•
The Participant understands and acknowledges that, if and when the Shares are delivered upon vesting of the RSUs, (a) any certificate evidencing the Shares (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger or other form of reorganization or recapitalization) when issued shall bear any legends which may be required by applicable federal and state securities laws, and (b) except as otherwise provided in this Agreement or under the Stockholders Agreement or the Registration Rights Agreement (as such term is defined in the Stockholders Agreement), the Company has no obligation to register the Shares or file any registration statement under federal or state securities laws.

11.	Withholding.

(a)
The Participant will pay, or make provisions satisfactory to the Company for payment of any federal, state, local and other applicable taxes required to be withheld in connection with any issuance or transfer of Shares under this Agreement and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If Participant has not made payment for applicable taxes, such taxes shall be paid by withholding Shares from the issuance or transfer of Shares due under this Agreement, rounded down to the nearest whole Share, with the balance to be paid in cash or withheld from compensation or other amount owing to the Participant from the Company or any Affiliate, and the Company and any such Affiliate is hereby authorized to withhold such amounts from any such issuance, transfer, compensation or other amount owing to the Participant.

(b)
If the Participant’s employment with the Company terminates prior to the issuance or transfer of any remaining Shares due to be issued or transferred to the Participant under this Agreement, the payment of any applicable withholding taxes with respect to any such issuance or transfer shall be made through the withholding of Shares from such issuance or transfer, rounded down to the nearest whole Share, with the balance to be paid in cash or withheld from compensation or other amount owing to the Participant from the Company or any Affiliate, as provided in Section 11(a) above.

12.
Section 409A of the Code. In the event that it is reasonably determined by the Company that, as a result of the deferred compensation tax rules under Section 409A of the Code (and any related regulations or other pronouncements thereunder) (“the Deferred Compensation Tax Rules”), benefits that the Participant is entitled to under the terms of this Agreement may not be made at the time contemplated by the terms hereof or thereof, as the case may be, without causing Participant to be subject to tax under the Deferred Compensation Tax Rules, the Company shall, in lieu of providing such benefit when otherwise due under this Agreement, instead provide such benefit on the first day on which such provision would not result in the Participant incurring any tax liability under the Deferred Compensation Tax Rules; which day, if the Participant is a “specified employee” (within the meaning of the Deferred Compensation Tax Rules), may, in the event the benefit to be provided is due to the Employee’s “separation from service” (within the meaning of the Deferred Compensation Tax Rules) with the Company and its Subsidiaries, shall be the first day following the six-month period beginning on the date of such separation from service. In addition, each installment of Shares due hereunder shall constitute a “separate payment” within the meaning of the Deferred Compensation Tax Rules.

13.
RSUs Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. All RSUs are subject to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

14.
Notices. All notices, claims, certifications, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, email or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

If to the Company, to it at:
If to the Company, to:

ARAMARK Holdings Corporation
ARAMARK Tower
1101 Market Street
Philadelphia, PA 19107-2988
Attention: Head of Human Resources
With a copy to:
ARAMARK Holdings Corporation
ARAMARK Tower
1101 Market Street
Philadelphia, PA 19107-2988
Attention: General Counsel
If to the Participant, to him or her at the address set forth on the signature page hereto; or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or other communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (b) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (c) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

15.	Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

16.
Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF DELAWARE WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION’S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

17.
Modification of Rights; Entire Agreement. The Participant’s rights under this Agreement and the Plan may be modified only to the extent expressly provided under this Agreement or under Article X or Article XIV of the Plan. This Agreement and the Plan (and the other writings referred to herein, including the Stockholders Agreement or the Registration Rights Agreement) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

18.
Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

19.
Waiver of Jury Trial; Legal Fees. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, trial by jury in any suit, action or proceeding arising hereunder or under any other agreement regarding any RSUs that may be granted to the Participant under the Plan after the date of this Agreement. In the event of any dispute regarding any term of the RSUs, the Company shall promptly reimburse the Participant for all legal fees and expenses the Participant incurs in connection with such dispute if the Participant prevails in such dispute on a substantial portion of the claims under such dispute.

20.
FORFEITURE IF AGREEMENT NOT EXECUTED IN 90 DAYS. THIS AGREEMENT AND THE RSU SHALL AUTOMATICALLY TERMINATE AND SHALL BECOME NULL AND VOID AND BE OF NO FURTHER FORCE AND EFFECT, AND THE PARTICIPANT SHALL HAVE NO FURTHER RIGHTS UNDER THIS AGREEMENT, IF THE PARTICIPANT DOES NOT RETURN AN EXECUTED COUNTERPART TO THIS AGREEMENT TO THE COMPANY WITHIN 90 DAYS OF THE GRANT DATE.

21.
Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

[Signatures on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

ARAMARK HOLDINGS CORPORATION

By: ________________________________

PARTICIPANT

By: ________________________________
[INSERT NAME]

Exhibit A
DATA PROTECTION PROVISION

(a)
By participating in the Plan or accepting any rights granted under it, the Participant consents to the collection and processing by the Company and its Affiliates of personal data relating to the Participant by the Company and its Affiliates and/or agents so that they can fulfill their obligations and exercise their rights under the Plan, issue certificates (if any), statements and communications relating to the Plan and generally administer and manage the Plan, including keeping records of participation levels from time to time. Any such processing shall be in accordance with the purposes and provisions of this data protection provision. References in this provision to the Company and its Affiliates include the Participant's employer.

These data will include data:
(i)    already held in the Participant's records such as the Participant's name and address, ID number, payroll number, length of service and whether the Participant works full-time or part time;
(ii)    collected upon the Participant accepting the rights granted under the Plan (if applicable); and
(iii)    subsequently collected
by the Company or any of its Affiliates and/or agents in relation to the Participant's continued participation in the Plan, for example, data about shares offered or received, purchased or sold under the Plan from time to time and other appropriate financial and other data about the Participant and his or her participation in the Plan (e.g., the date on which the shares were granted, termination of employment and the reasons of termination of employment or retirement of the Participant).

(b)	This consent is in addition to and does not affect any previous consent provided by the Participant to the Company or its Affiliates.

(c)
In particular, the Participant expressly consents to the transfer of personal data about the Participant as described in paragraph (a) above by the Company and its Affiliates and/or agents. Data may be transferred not only within the country in which the Participant is based from time to time or within the EU or the European Economic Area (“EEA”), but also worldwide, to other employees and officers of the Company and its Affiliates and/or agents and to the following third parties for the purposes described in paragraph (a) above:

(i)    Plan administrators, transfer agents, auditors, brokers, agents and contractors of, and third party service providers to, the Company or its Affiliates such as printers and mail houses engaged to print or distribute notices or communications about the Plan;
(ii)    regulators, tax authorities, stock or security exchanges and other supervisory, regulatory, governmental or public bodies as required by law;
(iii)    actual or proposed merger or acquisition partners or proposed assignees of, or those taking or proposing to take security over, the business or assets or stock of the Company or its Affiliates and their agents and contractors;
(iv)    other third parties to whom the Company or its Affiliates and/or agents may need to communicate/transfer the data in connection with the administration of the Plan, under a duty of confidentiality to the Company and its Affiliates; and
(v)    the Participant's family members, physicians, heirs, legatees and others associated with the Participant in connection with the Plan.
Not all countries, where the personal data may be transferred to, have an equal level of data protection as in the EU or EEA. Countries to which data are transferred include the USA and Bermuda.

All national and international transfer of personal data is only done in order to fulfill the obligations and rights of the Company and/or its Affiliates under the Plan.

The Participant may access, modify, correct or withdraw consent to process most Personal Information about the Participant by contacting the local data protection officer in the country in which the Participant is based. Please note, however, that certain Personal Information about the Participant may be exempt from such access, correction, objection, suppression or deletion rights pursuant to applicable data protection laws, if the Participant has a complaint regarding the manner in which personal information relating to the Participant is dealt with, the Participant should contact the appropriate local data protection officer referred to above.

(d)
The processing (including transfer) of data described above is essential for the administration and operation of the Plan. Therefore, in cases where the Participant wishes to participate in the Plan, it is essential that his/her personal data are processed in the manner described above. At any time the Participant may withdraw his or her consent.